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                    SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K-A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Event Requiring Report:  August 15, 2002

                            STEAM CLEANING USA, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                   000-30734             11-3255619
      (State of Incorporation)   (Commission File Number)   (IRS Employer
                                                            Identification #)



                 68A Lamar Street, West Babylon, New York 11704
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (631) 643-3454
                    ----------------------------------------
              (Registrant's telephone number, including area code)





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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

On December 20, 2002, the Board of Directors, by written consent, dated as of November 18, 2002, appointed Andrew B. Mazzone as a director of the Registrant.

Name                    Age          Position
--------               -----        -----------
Andrew  B.  Mazzone     60           Director

Andrew  Mazzone
---------------
From 1968 until February 15, 1995, Mr. Mazzone was employed at Metco, Westbury, New York, a company with $180,000,000 in annual sales. A foreign holding corporation acquired Metco on September 30, 1994, which changed the company's name to Sulzer Metco. Mr. Mazzone, as President, resigned from Sulzer Metco after the acquisition of Metco by Sulzer. Mr. Mazzone did so to pursue his belief that there is an unexploited opportunity in the thermal spray industry to set up and consolidate industrial thermal spray coatings service shops around the world.

Some of the highlights of Mr. Mazzone's Metco career include development of systems in pricing, marketing sales management, materials control, inventory control, automation, new systems for factory management, compensation systems, and the restructuring and downsizing of the operations as required. Mr. Mazzone, during his career at Metco, held major positions as follows: Director of Logistics, Director of Manufacturing, Director of Marketing, Director of Operations, Executive Vice-President, and ultimately company President. Mr. Mazzone has degrees from Babson College, Babson Park, Massachusetts, in finance and accounting, and an advanced degree in economics with a specialty in economic history.

Mr. Mazzone was a founder and principal in the company Investment Software Systems. This company develops advanced search algorithms for the communications industry, for specific use in the efficient extraction of investment related news information. The company was sold to ADP in 1995.

Mr. Mazzone was a founder of Thermaltec International, a research and development company. By contract with Sulzer/Metco, Mr. Mazzone was restricted from key sectors of the thermal spraying industry until 1998. At this time Thermaltec was free to develop new technologies in the thermal spray industry under contract from New York State to develop advanced coatings methodologies for the chrome plate industry. Thermaltec also developed a stand-alone pilot plant for delivering complete thermal spray coatings solutions for lesser-developed nations. To that end, it built from the ground up, a facility with 15 people, 6 engineers and $500,000 in revenues which offer thermal spray solutions to Costa Rica. This plant will be the model for future joint ventures throughout Latin America.


All  other  biographical  information  remains  the  same.

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ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     The Stock Purchase Agreement, dated August 15, 2002, entered into by the Registrant, the shareholders of the issued and outstanding shares of Steam Cleaning USA, Inc., has been amended as follows:

          The shares issued to Nackoma Group, LLC and its designees, Ronald and Sally Likas, Spencer L. Likas Trust, Carolyn S. Likas Trust, Ronald J. Likas, Andrew Likas Trust, Aaron Likas Trust, Ron Likas and Richard Likas, James W. Zimbler pursuant to the Stock Purchase Agreement, dated August 15, 2002, are hereby cancelled and returned to the authorized but un-issued common stock of the  Corporation,  and  the shareholders shall be issued new shares, in place of the  cancelled  shares  as  follows:
     Ron  Likas               1,250,000
     Richard  Likas           1,250,000
     Nackoma  Group,  LLC     1,250,000
     James  W.  Zimbler       1,250,000


EXHIBITS

N/A


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

     By:  /s/  James  W.  Zimbler
     ---------------------------------
     James  W.  Zimbler
     President

Date:     December  27,  2002


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